UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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SCANSOURCE, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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The following information may be used in connection with solicitation communications with institutional shareholders, and is filed hereby to the extent it may be deemed additional soliciting materials within the meaning of the Securities Exchange Act of 1934, as amended.

This supplement dated November 19, 2009, supplements the proxy statement filed with the Securities and Exchange Commission on October 21, 2009, relating to the Annual Meeting of Stockholders of ScanSource, Inc. (the “Company”) to be held on Thursday, December 3, 2009, at 10:00 a.m. local time at the Marriott Hotel, One Parkway East, Greenville, South Carolina 29615. The purpose of this supplement is to provide information about a recent change in the Company’s policy regarding change-in-control severance payments.

On November 19, 2009, the Compensation Committee of the Company adopted a policy that effective immediately the Company will not enter into any new agreements, renew any existing agreements, or materially amend any existing agreements, with its named executive officers that provide the named executive officer with severance payments following a change in control of the Company, except in the case of a double trigger termination event (i.e. upon the termination of the executive’s employment without cause or for good reason following a change in control). With this new policy, the Compensation Committee further determined that it would include in any new, materially amended or renewed employment agreements with its named executive officers as the second trigger a provision that would allow the executive to terminate the agreement for good reason during the 60-day period beginning on the sixth month anniversary of a change in control “if the Company or a successor entity has not offered the Executive a new employment agreement after or in contemplation of a Change in Control with the same or better compensation and terms and conditions of employment.” This second trigger would replace the current provision that allows the executive to terminate the agreement for good reason during the 60-day period beginning on the sixth-month anniversary of a change in control for any reason or no reason “if no new employment agreement has been entered into by Executive and the Company or its successor after or in contemplation of a Change in Control.” The Compensation Committee determined that this change was appropriate on a going forward basis because the Company or its successor will have sole control over whether change in control benefits are triggered.

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